Exhibit 10.22

MT Ultimate
     Healthcare  Corp.

             NURSE RECRUITMENT AND PLACEMENT SERVICES AGREEMENT FOR
             ------------------------------------------------------

                              INTERNATIONAL NURSES
                              --------------------

THIS AGREEMENT dated as of the 26th day of October 2004 is between MT ULTIMATE HEALTHCARE CORP. (hence forth called as MTHC) with principle business at 45 Main Street, Suite 617, NYC, NY and NURSE EMPLOYMENT & IMMIGRATION, INC., hereinafter referred to as NEI, and located at 800 Summer St, Suite # 511, Stamford, CT
06901. MTHC and NEI are, at times, collectively referred to herein as "THE PARTIES" or, individually referred to as a "PARTY".

WHEREAS MTHC is in the business of recruiting and placing nurses and allied healthcare workers in healthcare facilities in the United States, and;

WHEREAS NEI is in the business of recruiting nurses and providing healthcare staffing services to its clients, and;

WHEREAS MTHC and NEI desire to enter into an agreement upon the terms and conditions set forth below.

NEI  RESPONSIBILITIES:
     To supply resumes of CGFNS and IELTS passed nurses with Visa Screen for selection by MTHC. To coordinate all the paper work for filing I-140 for immigration purpose with the help of lawyer and provide the necessary information required doing so. Maintain contact with nurse during the processing period. NEI will be responsible to coordinate the NCLEX exam on arrival of the Nurse in U.S.

MTHC  RESPONSIBILITIES:
     MTHC will be responsible for the Immigration of nurse. It shall provide all the documents required by UCIS while filing the I-140 but not limited to, which include the financial capability to pay the wages, annual report and annual tax returns for the past 2 years. MTHC will be responsible for the orientation program and diversity program on arrival of nurse and including the Visa and medical expenses in the home country of the nurse. The nurse shall on arrival prepare for the NCLEX exam and shall appear the exam within six weeks of arrival. Also MTHC shall get a work permit for the nurse as soon as she lands in USA so that she can work during the time of her arrival and passing of NCLEX exam. She shall be paid a allowance that shall be take care of her expenses. On successful passing of the NCLEX exam if MTHC is not able to place the nurse on per diem basis they will pay the nurse the normal salary of an RN and benefits.

NOW, THEREFORE, MTHC and NEI, in consideration of the mutual promises herein and other good and valuable consideration, agree as follows:

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MT Ultimate
     Healthcare  Corp.

1. SERVICES: It is agreed that MTHC has engaged NEI to perform referral services for MTHC. Specifically, NEI will provide international immigration ready nurses to be employed by MTHC with a view toward successfully contracting them to its clients, which are hospital and/or other healthcare facilities. The Parties acknowledge that both MTHC and NEI have been marketing its services independently prior to this Agreement and will continue to do so, subject to the conditions referenced herein.

2. COMPENSATION: In consideration of NEI'S successful referrals hereunder, MTHC agrees to pay NEI a referral fee as set forth on EXHIBIT A. NEI will invoice MTHC at the address set forth below, and such invoices shall be payable by MTHC in accordance with the provisions outlined in EXHIBIT A. In general, the Parties shall each be responsible for their own costs and expenses.

3. CONFIDENTIALITY/NON-DISCLOSURE: During the performance of this Agreement it may be necessary for the Parties to provide confidential and/or proprietary information to each other. The Parties agree that such information will be held in strict confidence by the receiving party and will not be disclosed by the receiving Party to any third party or used by the receiving Party for its own purposes, except to the extent that such disclosure or use is necessary in the performance by the receiving party of its obligations under this Agreement. No information shall be subject to the protections of this section if such information is:
     (a)  or  becomes  publicly  available;
     (b)  released  by  the  disclosing  party  to  any one without restriction;
     (c) or becomes known or developed by the receiving Party independently of the confidential and/or proprietary information of the other Party;
     (d) or released in response to a subpoena, court order or other legal process.
     Neither Party shall be liable, however, for the inadvertent or accidental disclosure of such information if such disclosure occurs despite the exercise of the same degree of care as such party normally takes to preserve and safeguard its own proprietary information. All writings or documents containing information subject to the protections of this section will be returned by the receiving Party upon request of the disclosing party.

     NON-DISCLOSURE: All information provided by MTHC to NEI of a personal of professional nature concerning any of its candidates, is to be held in strict confidence. This includes, but is not limited to, resumes sent via facsimile, mail or electronic mail, as well as any related materials. It is understood that such documents may be provided to NEI for the sole purpose of this Agreement and NEI shall not release or otherwise provide such information to any other third parties.
4.  RELATIONSHIP:
     MTHC & NEI are independent contractors acting for their own account and neither Party nor its employees are authorized to make any representation to the contrary or any commitment on the other party's behalf unless previously authorized by such party in writing. The Parties each warrant and represent that they have full authority to enter in this Agreement.

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MT Ultimate
     Healthcare  Corp.

5.   NON-COMPETE:
     Hospital / Nursing home at a particular location where NEI provided nurse employed by MTHC, is placed on a contract by MTHC.

     A Non-compete period is defined as a period of one year from the last working day at client, for a NEI provided nurse who is employed by MTHC.

     NEI will not, directly or indirectly, contact and/or provide services of any type, to any of the above Hospital/Nursing home in that particular location for Non-compete period, without the prior written consent of MTHC.

     Similarly MTHC shall not directly or indirectly, contact and/or provide services of any type to any of the client introduced by NEI to MTHC by placing any MTHC nurse at the Hospital/Nursing home for a period of one year from the last working day of the MTHC nurse, without the prior written consent of NEI.

     Failure to comply by the non compete agreement by either party will result in payment of $20,000 per nurse by the no complying party to the affected party.

7.  NON-SOLICITATION:
     It is explicitly understood that in this arrangement the nurse provided by NEI shall enter an employment agreement for a period of three years with MTHC. After this period, NEI shall have the first right to employ the nurse on it's own payroll or refer the nurse to any other hospital facility and MTHC shall have no objection.
     In the event the nurse continues to work with MTHC as an employee or a contractor then MTHC will continue paying fees to NEI as per EXHIBIT A

8.  INDEMNIFICATION:
     (a) MTHC agrees to indemnify and hold harmless NEI and its directors, officers, employees and NEIS from any against any and all damages, costs, losses, liabilities, claims and actions (including, without limitation, reasonable attorneys' fees) (collectively, "Loss") arising out of our relating to the performance of this Agreement or nurse actions, nurse malpractice, medical liabilities, except to the extent that any Loss is directly attributable to willful misconduct of NEI. MTHC will make sure that the nurses employed through NEI'S referral are having the necessary qualification, current licenses and adequate insurances for medical malpractice and professional liability insurance before the nurse starts working for any client.

     (b) NEI agrees to indemnify and hold harmless MTHC and its directors, officers, employees and NEI from any and all damages, costs, losses, liabilities, claims and actions (including, without limitation, reasonable attorneys' fees (collectively, "Loss") except to the extent that any Loss is directly attributable to willful misconduct of MTHC.

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MT Ultimate
     Healthcare  Corp.

9.  GOVERNING  LAW:
     The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts made and performed within the State of Connecticut. State of Connecticut has personal and subject matter jurisdiction over each of the parties and any disputes or litigation in any way pertaining to this Agreement. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein any present or future statute, law ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law. The headings and captions shall not be considered to be a part of the Agreement and are merely for convenience purposes only.

10.  REPRESENTATIONS  AND  WARRANTIES:

     a. McDonald Tudeme is the Chief Executive Officer of MTHC, has the full right, power and authority to enter into this Agreement.

     b. Jay Gawande is the President of NEI and has the full right, power and authority to enter into this Agreement.

     c. MTHC has not assigned or licensed to any other person, firm or corporation, or in any manner encumbered or hypothecated, any of the rights contemplated herein, or committed any act or failed or omitted to do anything to cause that said rights could or might be diminished or impaired; and there are no rights, licenses and/or grants of any kind in favor of any person, firm or corporation and no claims, litigation or other proceedings pending or threatened which could or purport to in any way impair, limit, diminish or infringe upon the rights herein contemplated to be granted to NEI.

     d. During the term hereof, MTHC will not at any time hereafter execute any other agreement in conflict herewith or in any way attempt to sell, dispose of, encumber or hypothecate any of the rights herein contemplated to be granted to NEI.

     f. If a nurse must be removed from the employment of Employer because of death or if the nurse is incapacitated or otherwise physically unable to perform their duties, it will not be the responsibility of NEI to replace that nurse except at the expense of Employer.

     g. NEI hereby acknowledges and claims that each nurse is under contract with NEI for a period of three years and that this benefit can and will be extended to Employer(s).
     This Agreement shall not be binding upon MTHC unless signed on its behalf by McDonald Tudeme.

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MT Ultimate
     Healthcare  Corp.

11. SUCCESSORS AND ASSIGNS: All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

12. NOTICE: Any requirement to notify, or for "notice" or "notification" pursuant to this Agreement shall be in writing and shall be effective when hand-delivered to the party for whom intended, or three (3) business days after deposit in the U. S. Mail (if sent by Certified Mail - Return Receipt Requested), addressed to the party for whom intended at the address set forth below.

     If  to  MTHC:          MT  Ultimate  Healthcare  Corp.
                            Attn:  McDonald  Tudeme
                            45  Main  Street,  Suite  617
                            NYC,  NY
                            Facsimile:

     If  to  NEI:           Nurse  Employment  and  Immigration,  Inc.
                            Attn:  Jay  Gawande
                            25  Second  Street,  Suite  A
                            Stamford,  CT  06905
                            Facsimile:  (203)  547-6279

     Any party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by a written notice given in the manner provided hereby to the other party or parties hereto.

13.  CONTRACT  TERMS  AND  CONDITIONS:
     The initial term of this Agreement shall be for one (1) year from the effective date, as noted above and will remain in effect for a period of one (1) year or until canceled by either Party upon thirty (30) days prior written notice to the other. It will renew automatically for additional one-year terms unless either Party provides the other written notice of termination at least thirty (30) days prior to the expiration date of such term.

     NEI agrees that this document shall be the entire understanding and agreement between the Parties with respect to the subject matter set forth herein, and all prior agreements, understandings, covenants, promises, warranties, and representations, oral or written, express or implied, not incorporated herein are superseded hereby. This Agreement may not be amended, modified, altered, supplemented, or changed in any way except in writing, signed by the Parties and attached hereto as an amendment.

14. RESOLUTION OF DISPUTE BY ARBITRATION: All disputes hereunder, the resolution of which are not provided for elsewhere in this Agreement, shall be resolved by arbitration conducted in accordance with the rules of the American Arbitration Association. The arbitration proceedings shall be held in a mutually convenient location. The parties agree that the award of the arbitrator will be final and binding on the parties and may be enforced or confirmed in any court of competent jurisdiction. The costs and expenses of the arbitration, including without limitation, the arbitrator, attorneys' fees and costs, shall be apportioned between the parties by the arbitrator in his determination of the relative merits of each party's position.

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MT Ultimate
     Healthcare  Corp.

15.  TERMINATION  OF  AGREEMENT:
     This Agreement may be terminated by either party for any reason by providing thirty (30) days written notice. Notwithstanding termination of this Agreement, MTHC' obligation to compensate NEI as per exhibit A, continues for any successful referrals made by NEI prior to termination, but not previously compensated for as long as the referral nurse continues to work for MTHC. In addition, the provisions of Sections 2,3,5,6, 7, 8, 9, 10, 11, 12, 13, 14, & 15,16 & 17 shall survive any expiration or termination of this Agreement, in accordance with their respective terms.

16. SEVERABILITY: If any provision of this Contract will be held to be invalid or unenforceable for any reason, the remaining provisions will continue to be valid and enforceable. If a court finds that any provision of this Contract is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision will be deemed to be written, construed, and enforced as so limited.

17. ASSIGNMENT: Neither Party may assign or transfer this Contract without the prior written consent of the non-assigning Party, which approval shall not be unreasonably withheld.

18. NO ORAL AMENDMENT / NO WAIVER: This Agreement may not be amended, modified, superseded or cancelled, nor may any of the terms, covenants, representations, warranties or conditions hereof be waived, except by a written instrument executed by the party against whom such amendment, modification, supersede, cancellation or waiver is charged. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained herein, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or any breach of any other term, covenant, representation or warranty.

19. SEPARATE COUNTERPARTS-EXECUTION BY FACSIMILE: This Agreement may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument. Any signed copy of this document or of any other document or agreement referred to herein, or copy or counterpart thereof, delivered by facsimile transmission, shall for all purposes be treated as if it were delivered containing an original manual signature of the party whose signature appears in the facsimile, and shall be binding upon such party in the same manner as though an originally signed copy had been delivered.

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MT Ultimate
     Healthcare  Corp.

20. ENTIRE AGREEMENT. This Agreement, together with any related documents referred to in this Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and cancelled in their entirety and are of no further force or effect. No representation, promise, inducement or statement of intention has been made by any of the parties hereto not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statements of intention not set forth or referred to herein.

IN WITNESS HEREOF, the Parties hereto have caused this agreement to be executed by their respective duly authorized signing officers, as of the day and year set forth above.

NEI                                                       MTHC

NURSE  EMPLOYMENT  &                   MT  ULTIMATE  HEALTHCARE  CORP.
IMMIGRATION,  INC.

By:   /s/ Jay Gawande                  By: /s/ Macdonald Tudeme
   ------------------------------      --------------------------------
Chief Executive Office                 President
---------------------------------      --------------------------------
Print  Name  Title                     Print  Name  Title

Date:  October 28, 2004                Date: October 28, 2004
      ---------------------------      -----------------------------

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MT Ultimate
     Healthcare  Corp.

EXHIBIT A ( PART OF NURSE RECRUITMENT AND PLACEMENT SERVICES AGREEMENT FOR INTERNATIONAL NURSES)

PAYMENT  SCHEDULE  BY  MTHC  TO  NEI:

There  will  be  two  phases  in which the payment shall be done by MTHC to NEI.

THE  FIRST  PHASE would be when the Immigration of the nurse is being processed.

For this phase following milestones would result in the below mentioned payments,
$2000  when  nurse  is  selected.
$2000  when  the  immigration  is  filed.
$1000  before  visa  stamping  in  the  home  country  is  completed.
$1000  before  the  nurse  arrives  in  US.
The only exception will be when the Nurse is in US the first installment will change to $3000 and the last installment of $1000 will not be there as she is already in US. The total will be the same.

THE SECOND PHASE shall begin when the nurse lands in US. Once the nurse lands in US, NCLEX examination refresher course, applying for NCLEX exam and license, applying for temporary work permit for the nurse shall be done by MTHC including all the related expenses.

The nurse shall be placed with a hospital in following manner. The nurse is in contract with NEI and MTHC to work for them or the hospital/healthcare facility designated for three years from the date they get licensed in US as RN or their joining any health care facility as nominated by MTHC. All the agreements between the hospital and MTHC shall include the name of NEI as the nurse provider. NEI shall not be liable for the nurse nor shall it receive any payments from the hospital or held responsible for any malpractice or liability resulting during the work of the nurse with the contracting health care facility.

During the first year the nurse would be leased out to the hospital for a maximum time of one year and for a rate of minimum $40 per hour to be paid to MTHC. In this duration the nurse shall be an employee of MTHC and MTHC will be responsible for her salary and benefits which includes liability, malpractice insurances etc. The hospital shall pay MTHC as per the contract and MTHC shall disburse the salary and benefits to the contracted nurse.
NEI  shall  be  eligible  for  the  compensation  in  the  following  manner.
     - Any hourly rate of up to $30.00 per hour results in $2/hour fee to NEI.
     - Hourly rate between $30.01 and more NEI receives fifty (50%) percent of the excess over $30.00, multiplied by the hours worked by nurse.
     -    No  of  hours  shall  include  over  time/part  time/weekend  work.

In the event the contract allows the hospital to hire the nurse after one year for a mutually agreed amount included in the agreement, the money received shall be shared equally by both MTHC and NEI only after a mutually agreed amount is paid by the hospital.

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MT Ultimate
     Healthcare  Corp.

After a maximum of one year MTHC will place the nurse on a temporary, per-diem arrangement with a Client referral, and NEI will be eligible for compensation as follows:
     - Any hourly per-diem rate of up to $30.00 per hour results in two dollars (2.00) fee to NEI.
     - Hourly rate between $30.01 and more NEI receives fifty (50%) percent of the excess over $30.00, multiplied by the hours worked by nurse.
     -    No  of  hours  shall  include  over  time/part  time/weekend  work.

The gross payment that is arrived for calculating the nurse pay shall be the direct salary paid and expenses towards direct benefits for the nurse. No overhead expenses in managing the nurse placement/ payroll/ income tax shall be included. The net income used for calculating the profit sharing between MTHC and NEI will be the difference in money received towards the work of the nurse after deducting the gross pay of the nurse.

MTHC will promise to pay nurse her promised salary, as long as the identified nurse provided by NEI is MTHC employee. Also when the nurse provided by NEI is working as a contractor with any MTHC client a Hospital/ or Nursing home or any other health care facility or service which is billable a copy of time sheet would be provided to NEI and a copy of invoice raised by MTHC for that nurse. NEI shall raise an invoice according to this agreement as soon as it receives the copy of invoice raised by MTHC to the contracting party. Payment shall be made to NEI within 10-business day from the date of Invoice.

NEI                                 MTHC

NURSE  EMPLOYMENT  &                MT  ULTIMATE  HEALTHCARE  CORP.
IMMIGRATION,  INC.

By:   /s/ Jay Gawande                  By: /s/ Macdonald Tudeme
   ------------------------------      --------------------------------
Chief Executive Officer                President
---------------------------------      --------------------------------
Print  Name  Title                     Print  Name  Title

Date:  October 28, 2004                Date: October 28, 2004
      ---------------------------      -----------------------------

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